UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Amendment to Bank of New York Mellon Rights Agreement

On July 20, 2009, Wilhelmina International, Inc. (“Wilhelmina”) entered into an amendment (the “Second Amendment”) to that certain Rights Agreement dated as of July 10, 2006 by and between Wilhelmina and The Bank of New York Mellon Trust Company, N.A., as rights agent, as amended (the “Rights Agreement”).  The Second Amendment, among other things, (i) provides that those certain purchases of shares of Common Stock by Krassner Family Investments Limited Partnership (“Krassner L.P.”), a party to the Wilhelmina Agreement (as defined in the Rights Agreement), reported on Statements of Change in Beneficial Ownership on Form 4 filed with the Securities and Exchange Commission on June 3, 2009, June 12, 2009 and June 26, 2009 (the “Krassner Purchases”) shall not be deemed to be events that cause the Rights (as defined in the Rights Agreement) to become exercisable, (ii) amends the definition of Acquiring Person (as defined in the Rights Agreement) to provide that neither Krassner L.P. nor any of its existing or future Affiliates or Associates (as defined in the Rights Agreement) shall be deemed to be an Acquiring Person solely by virtue of the Krassner Purchases and (iii) amends the Rights Agreement to provide that a Distribution Date (as defined in the Rights Agreement) shall not be deemed to have occurred solely by virtue of the Krassner Purchases.  The Second Amendment also provides for certain other conforming and technical amendments to the terms and provisions of the Rights Agreement.

The foregoing description of the Second Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Second Amendment, which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03.                      Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 with respect to the Second Amendment is incorporated by reference into this Item 3.03.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Second Amendment to Rights Agreement dated July 20, 2009 by and between Wilhelmina International, Inc. and The Bank of New York Mellon Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 21, 2009	WILHELMINA INTERNATIONAL, INC.

	By:	/s/ Mark E. Schwarz
		Name:	Mark E. Schwarz
		Title:	Chief Executive Officer